SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2009

INTERNATIONAL STEM CELL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056
(Address of principal executive offices, including zip code)

(760) 940-6383
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2009, to obtain funding for working capital and advancement of its science, International Stem Cell Corporation (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Agreement”) with a biotechnology-focused fund (the “Investor”) to sell for up to five million dollars ($5,000,000) up to five hundred (500) shares of a newly authorized, non-convertible, Series E Preferred Stock (“Series E Preferred”) at a price of $10,000 per Series E Preferred share. The Company will determine the time and amount of Series E Preferred to be purchased by the Investor, and may sell such shares in multiple tranches. In addition, the Company will pay to the Investor a non-refundable fee of $250,000, payable currently in shares of Company common stock (the “Fee Shares”), and issue to the Investor, at the time  shares of Series E Preferred are sold, warrants to purchase up to a total of 6,750,000 shares of Company common stock (the “Warrants”), with exercise prices fixed equal to the closing price of the Company’s common stock on the day prior to the day the Company elects to sell shares of Series E Preferred.

The shares of Series E Preferred are being offered and sold to the Investor in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 regarding the sale of shares of Series E Preferred.

ITEM 5.03  AMENDMENT OF ARTICLES OF INCORPORATION OR BYLAWS.

To create the Series E Preferred sold to the Investor under the Agreement, on June 30, 2009, the Company amended its Certificate of Incorporation by filing a Certificate of Designation of Preferences, Rights and Limitations of the Series E Preferred.  The Series E Preferred has priority over the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock on the proceeds from any sale or liquidation of the Company in an amount equal to the purchase price of the Series E Preferred, plus any accrued but unpaid dividends. From the date of issuance of the Series E Preferred, dividends at the rate per annum of ten percent (10%) of the Purchase Price per share shall accrue on such shares of Series E Preferred.  Following the first anniversary of the issuance date, the Company shall have the rights at its option to redeem the Series E Preferred at an amount equal to the purchase price of the Series E Preferred, plus any accrued but unpaid dividends and plus a redemption premium that declines from 26% (for redemptions between the first and second anniversary of issuance) to zero (for redemptions after the fourth anniversary of issuance).

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  EXHIBITS

Exhibit No.	Exhibit Description

10.1	Preferred Stock Purchase Agreement dated June 30, 2009
10.2	Certificate of Designation of Preferences, Rights and Limitations of the Series E Preferred of International Stem Cell Corporation dated June 30, 2009
99.1	Press Release dated July 6, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Kenneth C. Aldrich
Kenneth C. Aldrich
Chief Executive Officer

Dated: July 6, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Preferred Stock Purchase Agreement dated June 30, 2009
10.2	Certificate of Designation of Preferences, Rights and Limitations of the Series E Preferred of International Stem Cell Corporation dated June 30, 2009
99.1	Press Release dated July 6, 2009